JOHN R. SNEDEGAR
22632 BARLOVENTO
MISSION VIEJO, CA 92692



     This letter when signed by you on behalf of Starbase Corporation ("Company") and John R. Snedegar ("Employee") will constitute the employment agreement (the "Agreement") between Company and Employee pursuant to the following terms and conditions:

     1. TERM. Company hires Employee for a period of twenty-four (24) months commencing the first day of April 1995 and terminating the 31st day of March 1997.

     2. COMPENSATION. During the term of employment, Company will pay
Employee a base salary at the annual rate of One Hundred Twenty Thousand Dollars ($120,000) per year, payable semi-monthly or more frequently as the parties may agree. Company and Employee may, from time to time during the term of employment, agree to increase the salary to Employee; however, any such agreement shall be in writing and shall amend this Agreement. In addition to the base salary provided for above, Employee shall be entitled to participate in all employee health benefit plans maintained by Company during the term of employment for the benefit of senior management personnel of similar stature (e.g., medical, disability, life insurance). All such benefit plans will be governed solely by the terms of the underlying plan documents and applicable law. The Company reserves the right to amend, modify, replace or terminate any such benefit plans in its sole discretion as provided by law. The payment of base salary to Employee shall be subject to withholding and reporting by Company under federal and state laws.

     3. SUPPORT ASSISTANCE. During the term of employment, Company agrees to hire a secretary and administrative assistant to work for Employee (such person to be mutually acceptable to Employee and Company) at a annual base salary not to exceed the sum of Twenty-Four Thousand Dollars ($24,000) payable semi-monthly or more frequently as the parties may agree. Company and Employee agree that, to the extent if the compensation payable to such secretary and administrative assistant exceeds the obligation of Company as above stated, Employee shall pay such additional amounts. In addition to the base salary provided above, such secretary and administrative assistant shall be entitled to participate in all employee health benefit plans (e.g. medical, disability) maintained by the Company for the benefit of administrative employees of similar stature. The Company reserves the right to amend, modify, replace or terminate any such benefit plans in its sole discretion as provided by law.

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March 31, 1995
Page 2


    4. NATURE OF EMPLOYMENT. It is agreed that the services that to be performed by Employee will be those that Employee is directed to perform solely by each or both of William Stow and Pat Linehan, during the Term; except that it is expressly agreed that:

       a. The employment of Employee is part time and not full time. It is agree that in any event, the time and effort of Employee calendar month shall not be required to exceed thirty percent (30%) of Employee's normal productive time during normal working hours.

       b. Employee shall be required to devote only reasonable portions of his time and effort to perform the services under this Agreement.

       c. The compensation and benefits payable to Employee shall be payable to Employee whether or not, during the term of this Agreement or any portion thereof, Employee performs any services, in the event that services are not required to be performed under the provisions of this Agreement.

       d. Because of the special nature of Employee's experience, qualification and expertise, the responsibilities assigned by Company to Employee shall be related to and with respect to Company executive planning and implementation of equity funding, including both private source funding, and as well listed exchange funding respecting the Vancouver, Canada Stock Exchange and the NASDAQ Stock Exchange, planning, communication and negotiation by Company and its executive representatives concerning broker and investor communications and relations and advice, direction and assistance respecting establishing practices and procedures for implementing and accomplishing in a consistent and timely manner these activities and functions of Company.

    5. OFFICE FACILITIES. Company shall, at its expense, provide furnished office space to Employee and to Employee's secretary and administrative assistant and shall provide, at its expense, telephone, facsimile, duplication and other services available to executive employees of Company during the term of employment, except that if Employee, for whatsoever reason determines during the term that it would be necessary (given the requirements of Employee's responsibilities) for him to locate his office and services at a different facility than that of Company, then Company agrees to reimburse Employee for such expenses not to exceed the sum of Five Hundred Dollars ($500.00) per month, or such greater sum as Company and Employee shall agree to in writing during the term of employment.

    6. EXPENSE REIMBURSEMENT. During the term of employment, Company agrees to reimburse Employee for reasonable expenses incurred by Employee in performing responsibilities under this Agreement for the benefit of Company and in accordance with the general policy of Company, including but not limited to expense for travel, food and lodging. Company and Employee may specifically agree with respect to any other agreement or understanding concerning expenses that may reasonably be necessary to the performance of responsibilities by Employee under this Agreement; and in any event, Employee shall not be required to incur such

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March 31, 1995
Page 3

expenses unless Company agrees to reimburse Employee or to otherwise incur the expense thereof as an expenditure by Company.

    7. TERMINATION. This Agreement may not be terminated by either Company or Employee during its term; except only that Company may terminate this Agreement during its term solely in the event of Employee committing any material misconduct or convicted of any felonious offense related to the business or affairs of Company. At the end of the term of this Agreement, termination shall occur without the requirement of act or notice by either Company or Employee. At termination at the end of the term of employment, the provisions respecting the obligations of each of Company and Employee during the term shall survive for purposes of determining the rights and obligations of each of Company and Employee for the term.

    8. CONFIDENTIALITY. Employee acknowledges and agrees that he has been and will continue to be entrusted with trade secrets and proprietary information regarding the products, processes, methods of manufacture and delivery, know-how, designs, formula, work in progress, research and development, computer software and data bases, copyrights, trademarks, patents, marketing techniques, and future business plans, as well as, customer lists and information concerning the identity, needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities ("Confidential Information"), all of which derive significant economic value from not being generally known to others outside the Company. During the entire term of his employment with the Company and for three (3) years thereafter, Employee shall not disclose or exploit any Confidential Information except for the sole benefit of the Company or with its express written consent. Employee acknowledges and agrees that any violation of this Section 8 would cause immediate irreparable damage to the Company and that it would be extremely difficult or impossible to determine the amount of damage caused to the Company. Employee therefore agrees that the Company's remedies at law are inadequate, and hereby consents to issuance of a temporary restraining order, preliminary and permanent injunction, and other appropriate relief to restrain any actual or threatened violation of the Section, without limiting any remedies the Company may have at law or in equity.

    9. INVENTIONS. Any and all patents, copyrights, trademarks, inventions, discoveries developments, or trade secrets developed or perfected by Employee during or as the result of his employment with the Company shall constitute the sole and exclusive property of the Company. Employee shall disclose all such matters to the Company, assign all right, title, and interest he may have in them, and cooperate with the Company in obtaining and perfecting any patent, copy right, trademark, or other legal protection. This Section 9 shall not apply to any invention which qualifies fully under California Labor Code Section 2870 which includes inventions developed entirely on an employee's own time without using the Companies equipment, supplies, facilities and trade secret information, except for those ideas and inventions that either: (a) relate, at the time of conception or reduction to practice of the invention, to the Company's business, or actual or demonstrably anticipated research or development of the Company, or (b) result from any work performed by the employee for the Company.

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March 31, 1995
Page 4

    10. CONFLICT OF INTEREST. During the term of this Agreement, Employee shall devote his time, ability, and attention to the business of the Company, and shall not accept other employment which involves actual or potential competition with the business of the Company, except with the authorization of the Company's Board of Directors.

    11. CHOICE OF LAW. This Agreement is entered into and shall be interpreted and enforced under the laws of the State of California.

    12. COMPLETE AGREEMENT. This is the entire Agreement between Company and Employee and it may only be amended by further written understanding between them.

    13. DISPUTES. In the event of any dispute concerning the terms of this Agreement or the performance or enforcement of this Agreement, the sole remedy available to Company and Employee shall be binding arbitration conducted by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The venue of such arbitration shall be Irvine, California. The Award may be enforced in accordance with the provisions of California law respecting arbitration awards.

    14. PARTIAL INVALIDITY. If any provision of this Agreement is held by any court or tribunal, including any arbitration award, to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force without being impaired or invalidated in any way.

    IN WITNESS WHEREOF, Employee and Company have signed this Agreement.

                                       JOHN R. SNEDEGAR

Dated:                                 /s/ John R. Snedegar
      ---------------------            -----------------------------------
                                       John R. Snedegar

                                       STARBASE CORPORATION

Dated:   April 28, 1995                By: /s/ William Stow
      ---------------------               --------------------------------
                                          William Stow

                                       Title:     CEO
                                             -----------------------------
                                             Chairman

Dated:                                 By: /s/ D. Patrick Linehan
      ---------------------               --------------------------------
                                          D. Patrick Linehan

                                       Title:
                                             -----------------------------
                                             President